As filed with the Securities and Exchange Commission on February 24, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEVRO CORP.

(Exact name of registrant as specified in its charter)

Delaware	56-2568057
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1800 Bridge Parkway

Redwood City, CA 94065

(Address of Principal Executive Offices) (Zip Code)

2014 Equity Incentive Award Plan

2014 Employee Stock Purchase Plan

(Full title of the plan)

D. Keith Grossman

Chief Executive Officer

Nevro Corp.

1800 Bridge Parkway

Redwood City, CA 94065

(Name and address of agent for service)

(650) 251-0005

(Telephone number, including area code, of agent for service)

Copies to:
Brian J. Cuneo, Esq. Phillip S. Stoup, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 (650) 328-4600	Kashif Rashid, Esq. General Counsel Nevro Corp. 1800 Bridge Parkway Redwood City, CA 94065 (650) 251-0005

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	1,383,322 (2)	$ 176.90 (3)	$244,709.661.80	$26,697.82
Common Stock, $0.001 par value	235,590 (4)	$ 176.90 (3)	$41,675,871.00	$4,546.84
Total:	1,618,912		$286,385,532.80	$31,244.66

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the common stock of Nevro Corp. (the “Registrant”) that become issuable under the 2014 Equity Incentive Award Plan (the “2014 Plan”) and the 2014 Employee Stock Purchase Plan (the “ESPP”), by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)	Represents the additional shares of common stock available for future issuance under the 2014 Plan resulting from an annual increase as of January 1, 2021.

(3)

This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share for shares available for future grant is the average of the high and low prices for the registrant’s common stock as reported on The New York Stock Exchange on February 19, 2021, which is $176.90.

(4)	Represents the additional shares of common stock available for future issuance under the ESPP resulting from an annual increase as of January 1, 2021.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are granted, exercised and/or vest.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,618,912 shares of the Registrant’s common stock issuable under the following employee benefit plans for which Registration Statements of the Registrant on Form S-8 (File Nos. 333-200145, 333-202857, 333-209816, 333-216206, 333-223159, 333-229778 and 333-236632) is effective: (i) the 2014 Equity Incentive Award Plan, as a result of the operation of an automatic annual increase provision therein, which added 1,383,322 shares of common stock, and (ii) the 2014 Employee Stock Purchase Plan, as a result of the operation of an automatic annual increase provision therein, which added 235,590 shares of common stock.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON

FORM S-8

Pursuant to Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission (File Nos. 333-200145, 333-202857, 333-209816, 333-216206, 333-223159, 333-229778 and 333-236632 are incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Description of Document	Incorporated by Reference			Filed Herewith
		Form	Date	Number

4.1	Amended and Restated Certificate of Incorporation.	8-K	11/12/2014	3.1

4.1(b)	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Nevro Corp.	8-K	5/24/2019	3.1

4.2	Amended and Restated Bylaws.	8-K	11/12/2014	3.2

4.2(b)	Amendment to Amended and Restated Bylaws of Nevro Corp.	8-K	5/24/2019	3.2

4.3	Form of Common Stock Certificate.	S-1/A	10/27/2014	4.2

5.1	Opinion of Latham & Watkins LLP.				X

23.1	Consent of Independent Registered Public Accounting Firm.				X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X

24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement.				X

99.1(a)#	Nevro Corp. 2014 Equity Incentive Award Plan.	S-8	11/12/2014	99.2(a)

99.1(b)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2014 Equity Incentive Award Plan.	S-1/A	10/10/2014	10.9(b)

99.1(c)#	Form of Restricted Stock Award Agreement and Restricted Stock Award Grant Notice under the 2014 Equity Incentive Award Plan.	S-1/A	10/10/2014	10.9(c)

99.1(d)#	Form of Restricted Stock Unit Award Agreement and Restricted Stock Unit Award Grant Notice under the 2014 Equity Incentive Award Plan.	S-1/A	10/10/2014	10.9(d)

99.1(e)#	Form of Performance Stock Award Agreement and Performance Stock Award Grant Notice under the 2014 Equity Incentive Award Plan.	10-Q	5/5/2020	10.1

99.2#	Nevro Corp. 2014 Employee Stock Purchase Plan.	S-8	11/12/2014	99.3

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 24th day of February, 2021.

NEVRO CORP.

By:	/s/ D. KEITH GROSSMAN
Name:	D. Keith Grossman
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints D. Keith Grossman and Roderick H. MacLeod, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ D. KEITH GROSSMAN D. Keith Grossman	President and Chief Executive Officer (Principal Executive Officer)	February 24, 2021

/s/ RODERICK H. MACLEOD Roderick H. MacLeod	Chief Financial Officer (Principal Financial and Accounting Officer)	February 24, 2021

/s/ MICHAEL DEMANE Michael DeMane	Lead Director	February 24, 2021

/s/ FRANK FISCHER Frank Fischer	Director	February 24, 2021

/s/ SHAWN T MCCORMICK Shawn T McCormick	Director	February 24, 2021

/s/ KEVIN O’BOYLE Kevin O’Boyle	Director	February 24, 2021

/s/ KAREN PRANGE	Director	February 24, 2021
Karen Prange

/s/ SUSAN E. SIEGEL	Director	February 24, 2021
Susan E. Siegel

/s/ BRAD H. VALE	Director	February 24, 2021
Brad H. Vale, Ph.D., D.V.M.

/s/ ELIZABETH WEATHERMAN Elizabeth Weatherman	Director	February 24, 2021